EXHIBIT 99.1

Corporate Governance Guidelines

I.	Introduction
The Board of Directors (the "Board") of Ashford Hospitality Trust, Inc., a Maryland corporation (the "Company"), acting on the recommendation of its Corporate Governance and Nominating Committee, has adopted these corporate governance principles (the "Guidelines") to promote the effective functioning of the Board and its committees, to promote the interests of stockholders, and to ensure a common set of expectations as to how the Board, its various committees, individual directors and management should perform their functions.

II.	Board Composition and Size

The members of the Board should collectively possess a broad range of skills, expertise, industry and other knowledge, and business and other experience useful to the effective oversight of the Company's business. At least two-thirds (2/3) of the members of the Board shall consist of directors who the Board has determined are "independent" under the rules of the New York Stock Exchange (“NYSE”), as amended, all applicable SEC rules relating to independence of directors, as amended, and subject to independent director guidelines adopted by the Board from time to time and annexed hereto as Exhibit “A” (an "Independent Director").

It is the sense of the Board that, absent special circumstances, the Board should consist of no more than 9 members in order to facilitate its functioning.

III.	Selection of Chairman of the Board and Chief Executive Officer
The Board shall select its chairman (the "Chairman") and the Company's chief executive officer (the "CEO") in any way it considers in the best interests of the Company. Therefore, the Board does not have a policy on whether the role of Chairman and CEO should be separate or combined and, if it is to be separate, whether the Chairman should be selected from the independent directors or should be an employee of the Company. However, if the role of Chairman and CEO is combined, or if the Chairman is an employee of the Company, then the Independent Directors of the Board shall elect a lead director (the “Lead Director), who in addition to meeting the independence requirements stated above and other criteria set forth in these Guidelines and the Company’s By-Laws (the “By-Laws), must have been an Independent Director of the Board for at least one (1) year.

IV.	Selection of Directors

Nominations and Appointments.  The Board's Corporate Governance and Nominating Committee shall be responsible for identifying and recommending to the Board qualified candidates for Board membership, based primarily on the following criteria:

•	Judgment, character, expertise, skills and knowledge useful to the oversight of the Company's business;

•	Diversity of viewpoints, backgrounds, experiences and other demographics;

•	Business or other relevant experience; and

•
The extent to which the interplay of the candidate's expertise, skills, knowledge and experience with that of other Board members will build a Board that is effective, collegial and responsive to the needs of the Company.

The Corporate Governance and Nominating Committee shall also be responsible for initially assessing whether a candidate would be an Independent Director. The Board, taking into consideration the recommendations of the Corporate Governance and Nominating Committee, shall be responsible for selecting the nominees for election to the Board by the stockholders and for appointing directors to the Board to fill vacancies, with primary emphasis on the criteria set forth above. The Board, taking into consideration the assessment of the Corporate Governance and Nominating Committee, shall also make a determination as to whether a nominee or appointee would be an Independent Director.
Invitations.  The invitation to join the Board shall be extended by the Board via the Chairman and either the chairperson of the Corporate Governance and Nominating Committee or another independent director of the Company designated by the Chairman and the chairperson of the Corporate Governance and Nominating Committee.

V.	Continuation as Director

Review of Continuation Based on Age.  Upon attaining the age of 75 and annually thereafter, a director shall tender a letter of proposed retirement from the Board to the chairperson of the Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee shall review the director's continuation on the Board, and recommend to the Board whether, in light of all the circumstances, the Board should accept such proposed retirement or request that the director continue to serve.

Resignation of Chairman or CEO.  A Chairman or CEO who resigns from that position shall tender to the Board a letter of proposed resignation from the Board. The Corporate Governance and Nominating Committee shall review the director's continuation on the Board, and recommend to the Board whether, in light of all the circumstances, the Board should accept such proposed resignation or request that the director continue to serve.

Change In Job Responsibility.  When a director's principal occupation or business association changes substantially from the position he or she held when originally invited to join the Board, the director shall tender a letter of proposed resignation from the Board to the chairperson of the Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee shall review the director's continuation on the

Board, and recommend to the Board whether, in light of all the circumstances, the Board should accept such proposed resignation or request that the director continue to serve.

VI.    Committees of the Board
The Board shall have at least three committees: the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee (the "Committees"). Each Committee shall have a written charter. The Board expects to accomplish a substantial amount of its work through the Committees. Each Committee shall report regularly to the Board summarizing the Committee's actions and any significant issues considered by the Committee.

Each of the Audit Committee and the Compensation Committee shall be composed of no fewer than three members and the Corporate Governance and Nominating Committee shall be composed of at least two members. Each Committee member must satisfy the membership requirements set forth in the relevant Committee charter. A director may serve on more than one Committee.

Each of the three committees of the Board shall be comprised solely of members who are “independent” under the rules of the NYSE, as amended, all applicable SEC rules relating to independence of directors for specific Board committees, as amended, and subject to independent director guidelines adopted by the Board from time to time and annexed hereto as Exhibit “A”.

The Corporate Governance and Nominating Committee shall be responsible for identifying Board members qualified to fill vacancies on any Committee and recommending that the Board appoint the identified member or members to the applicable Committee. The Board, taking into account the views of the Chairman and Lead Director, shall designate one member of each Committee as chairperson of such Committee. It is the sense of the Board and the Corporate Governance and Nominating Committee that consideration should be given to rotating members of the Committees periodically at about a six-year interval, but they do not believe that such a rotation should be mandated as a policy since there may be reasons at a given point in time to maintain an individual director's committee membership for a longer period.

VII.	Board and Committee Meetings
The Board shall have at least five meetings each year. Further meetings shall occur if called by the Board, the Chairman, the chairperson of the Corporate Governance and Nominating Committee, any vice chairman of the Board, the CEO, a president or any two directors, or in the case of meetings of Independent Directors, the Lead Director. The Board may act by unanimous written consent in lieu of a meeting.

Each Committee shall have the number of meetings provided for in its charter, with further meetings to occur (or action to be taken by unanimous written consent) when deemed necessary or desirable by the Committee or its chairperson.

The agenda for each Board meeting shall be established by the Chairman and CEO and approved by the Lead Director, if applicable. Any Board member may suggest the inclusion of additional subjects on the agenda. The agenda for each Committee meeting shall be established by the Committee chairperson in consultation with appropriate members of the Committee and with management. Although management, with approval of the Lead Director, if applicable, will seek to provide appropriate materials in advance of Board and Committee meetings, this will not always be consistent with the timing of transactions and the operations of the business, and in certain cases it may not be possible to circulate materials in advance of the meeting. Materials presented to the Board and Committee members should provide the information needed for the directors to make an informed judgment or engage in informed discussion.

At least annually, the Chairman and CEO shall issue to the other Board members a schedule of the foreseeable primary agenda subjects intended to be discussed by the Board, and each Committee's chairperson shall issue to the other Committee members a schedule of the foreseeable primary agenda subjects intended to be discussed by the Committee.

Unless a Committee expressly determines otherwise, the agenda, materials and minutes for each Committee meeting shall be available to all directors, and all directors shall be free to attend any Committee meeting. In addition, all directors, whether or not members of the Committee, shall be free to make suggestions to a Committee chairperson for additions to the agenda of his or her Committee or to request that an item from a Committee agenda be considered by the Board.

VIII.	Executive Sessions

To ensure free and open discussion and communication among the non-management directors, these directors shall meet in executive session at least twice a year with no members of management present. If non-management directors include a director that is not an Independent Director, then at least one (1) of the scheduled meetings will include only Independent Directors. The Lead Director, if applicable, or otherwise the chairperson of the Corporate Governance and Nominating Committee shall preside at the executive session. These executive sessions shall also constitute meetings of the Corporate Governance and Nominating Committee, with any non-management directors who are not members of such Committee attending by invitation.

These executive sessions shall serve as the forum for the annual evaluation of the performance of the CEO, the annual review of the CEO's plan for management succession and the annual evaluation of the performance of the Board.

IX.	Lead Director Duties
The Lead Director shall have the following duties and responsibilities:
- presides at all meetings of the Board at which the Chairman is not present, including executive sessions of the Independent Directors, and including presiding over at least two (2) regularly scheduled meetings per year for the non-management directors without management present (if non-management directors include a director that is not an Independent Director, then at least one (1) of the scheduled meetings will include only Independent Directors);

-advises the Chairman and CEO of decisions reached and suggestions made at meetings of Independent Directors or non-management directors;

- serves as liaison between the Chairman and the independent directors;

- approves information sent to the Board;

- approves meeting agendas for the Board;

- approves meeting schedules to assure that there is sufficient time for discussion of all agenda items;

- has the authority to call meetings of the independent directors; and

•	if requested by major shareholders, ensures that he or she is available for consultation and direct communication.

X.	Board Responsibilities
The business and affairs of the Company are managed by or under the direction of the Board in accordance with Maryland law. The Board's responsibility is to provide direction and oversight. The Board establishes the strategic direction of the Company and oversees the performance of the Company's business and management. The management of the Company is responsible for presenting strategic plans to the Board for review and approval and for implementing the Company's strategic direction. In performing their duties, the primary responsibility of the directors is to exercise their business judgment in the best interests of the Company.

Certain specific corporate governance functions of the Board are set forth below:

1.
Management Succession.  The Board, acting through the Corporate Governance and Nominating Committee, shall review and concur in a management succession plan, developed by the CEO, to ensure a continuity in senior management. This plan, on which the CEO shall report at least annually, shall address:

◦	emergency CEO succession;

◦	CEO succession in the ordinary course of business; and

◦	succession for the other members of senior management. The plan shall include an assessment of senior management experience, performance, skills and planned career paths.

2.
Evaluating the CEO.  The Board, acting through the Corporate Governance and Nominating Committee, shall annually conduct an evaluation of the performance of the CEO. The chairperson of the Corporate Governance and Nominating Committee shall communicate such evaluation to the CEO and the chairperson of the Compensation Committee.

3.
Director Compensation.  The Corporate Governance and Nominating Committee shall periodically review the form and amounts of director compensation and make recommendations to the Board with respect thereto. The Board shall set the form and amounts of director compensation, taking into account the recommendations of the Corporate Governance and Nominating Committee. The Board believes that the amount of director compensation should fairly reflect the contributions of the directors to the performance of the Company. Management shall at least annually prepare and provide to the chairperson of the Corporate Governance and Nominating Committee a report on the director compensation policies and practices of the Company's principal competitors and other comparable companies. Only non-management directors shall receive compensation for services as a director. To create a direct linkage with corporate performance, the Board believes that a meaningful portion of the total compensation of non-management directors should be provided and held in common stock, stock options, restricted stock units or other types of equity-based compensation.

4.	Reviewing and Approving Significant Transactions. Board approval of a particular transaction may be appropriate because of several factors, including:

o	legal or regulatory requirements,

o	the materiality of the transaction to the Company's financial performance, risk profile or business,

o	the terms of the transaction, or

o	other factors, such as the entering into of a new line of business or a variation from the Company's strategic plan.
To the extent the Board determines it to be appropriate, the Board shall develop standards to be utilized by management in determining types of transactions that should be submitted to the Board for review and approval or notification.

XI.	Expectations for Directors
The Board has developed a number of specific expectations of directors to promote the discharge by the directors of their responsibilities and to promote the efficient conduct of the Board's business. It is understood that the non-management directors are not full-time employees of the Company.

1.
Commitment and Attendance.  All directors should make every effort to attend meetings of the Board and the Committees of which they are members. Attendance by telephone or video conference may be used to facilitate a director's attendance.

2.
Participation in Meetings.  Each director should be sufficiently familiar with the business of the Company, including its financial statements and capital structure, and the risks and the competition it faces, to ensure active and effective participation in the deliberations of the Board and of each Committee on which he or she serves. Upon request, management shall make appropriate personnel available to answer any questions a director may have about any aspect of the Company's business. Directors should also review the materials provided by management and advisors in advance of the meetings of the Board and its Committees and should arrive prepared to discuss the issues presented.

3.
Loyalty and Ethics.  In their roles as directors, all directors owe a duty of loyalty to the Company. This duty of loyalty mandates that the best interests of the Company take precedence over any interest possessed by a director.

The Company has adopted a Code of Business Conduct and Ethics. Certain portions of the Code deal with activities of directors, particularly with respect to potential conflicts of interest, the taking of corporate opportunities for personal use and transactions in the securities of the Company. Directors should be familiar with the Code's provisions in these areas and should consult with one of the Company's General Counsel in the event of any issues.

4.
Other Directorships and Significant Activities.  The Company values the experience directors bring from other boards on which they serve and other activities in which they participate, but recognizes that those boards and activities may also present demands on a director's time and availability and may present conflicts or legal issues, including independence issues. Directors should advise the chairperson of the Corporate Governance and Nominating Committee and the CEO before accepting membership on other boards of directors or any audit committee or other significant committee assignment on any other board of directors, or establishing other significant relationships with businesses, institutions, governmental units or regulatory entities, particularly those that may result in significant time commitments or a change in the director's relationship to the Company.

5.	Contact with Management and Employees. All directors shall be free to contact the CEO at any time to discuss any aspect of the Company's business. Directors shall also have complete access to other employees of the Company. The Board expects that there will be frequent opportunities for directors to meet with the CEO and other members of management in Board and Committee meetings, or in other formal or informal settings.

6.
Additional Opinions. Further, the Board encourages management to bring into Board meetings from time to time (or otherwise make available to Board members) individuals who can provide additional insight into the items being discussed because of personal involvement and substantial knowledge in those areas.

7.
Speaking on Behalf of the Company.  It is important that the Company speak to employees and outside constituencies with a single voice, and that management serve as the primary spokesperson. If a situation does arise in which it seems necessary for a non-management director to speak on behalf of the Company to one of these constituencies, the director should consult with the CEO.

8.
Confidentiality.  The proceedings and deliberations of the Board and its committees shall be confidential. Each director shall maintain the confidentiality of information received in connection with his or her service as a director.

XII.	Evaluating Board and Committee Performance

The Board, acting through the Corporate Governance and Nominating Committee, shall conduct an annual self-evaluation. Each Committee shall conduct an annual self-evaluation as provided for in its respective charter.

XIII.	Orientation and Continuing Education

Management, working with the Board, shall provide an orientation process for new directors, including background material on the Company and its business. As appropriate, management shall prepare additional educational sessions for directors on matters relevant to the Company and its business.

XIV.	Reliance on Management and Outside Advice

In performing its functions the Board shall be entitled to rely on the advice, reports and opinions of management, counsel, accountants, auditors and other expert advisors. Except as otherwise provided in a charter of a Committee, the Board shall have the authority to select, retain, terminate and approve the fees and other retention terms of its outside advisors.

XV.	Policy on Recoupment of Incentive Compensation
Definitions

As used herein, the following terms have the following meaning:

“Independent Director Committee” or “Committee” means the Compensation Committee of the Company’s Board, or, in the discretion of the Board, any other committee or body of the Board consisting only of Independent Directors of the Board.

“Covered Officer” means any officer of the Company whom the Board or the Independent Directors of the Board have previously determined is subject to the reporting requirements of Section 16 of the Securities Exchange Act of 1934, or any other officer holding the title senior vice president or more senior title whose job description involves the function of accounting or financial reporting. This policy shall apply to persons who were Covered Officers during the relevant period but are no longer employees of the Company at the time the determination to recoup Incentive Compensation is made.

“Incentive Compensation” means annual cash bonus and long term equity incentive compensation (e.g., employee restricted stock and long term incentive partnership units).

Policy

If the Company is required to prepare an accounting restatement due to the material non-compliance of the Company with any financial reporting requirement, then the Independent Director Committee may require any Covered Officer during the 3-year period preceding the publication of the restated financial statement to repay Incentive Compensation earned during the prior three year period in such amounts that the Independent Director Committee determines was in excess of the amount that such Covered officer would have received had such Incentive Compensation been calculated based on the financial results reported in the restated financial statement (“Excess Compensation”).

The Independent Director Committee may take into account any factors it deems reasonable, necessary and in the best interests of the Company, to remedy the misconduct and prevent its recurrence. In determining whether to seek recoupment of previously paid Excess Compensation and how much Excess Compensation to recoup from individual Covered Officers (which need not be the same amount or proportion for every Covered Officer), the Committee shall consider the accountability of the applicable Covered Officer, any conclusion by the Committee that a Covered Officer engaged in wrongdoing, committed grossly negligent acts, omissions or engaged in willful misconduct, or any failure of a Covered Officer in reporting another’s grossly negligent acts, omissions or willful misconduct. The amount and form of the compensation to be recouped shall be determined by the Independent Director Committee in its discretion, and recoupment of Excess Compensation paid as annual cash bonuses or long term incentives may be made, in the Committee’s discretion, through cancellation of vested or unvested restricted stock, LTIPs, and/or cash payment. In addition, if the Covered Officer engaged in intentional misconduct or violation of Company policy that contributed to the award or payment of Incentive Compensation to him or her that is greater than would have been paid or awarded in the absence of the misconduct or violation, the Independent Director Committee may take other remedial and recovery action permitted by applicable law, as determined by such Committee.

Notwithstanding anything herein to the contrary, this policy shall not apply to recasting of financial statements or voluntary restatements due to a change in applicable accounting rules, interpretations, or changes in guidance or applicable reporting regulations.

Implementation rules for the mandatory clawback requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank”) have yet to be finalized as of the date of adoption of this policy. However, to the extent necessary, this policy will be amended to conform with the final Dodd-Frank rules once issued and applicable to the Company.

EXHIBIT “A”
ASHFORD HOSPITALITY TRUST, INC.
Director Qualification Standards
Determination of Independence.
To be considered “independent” for purposes of these standards, a director must be determined, by resolution of the Board as a whole, after due deliberation, to have no material relationship with the Company, either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company, other than as a director. In each case, the Board shall broadly consider all relevant facts and circumstances and shall apply the following standards:
1.    In no event will a director be considered “independent” if, within the preceding three years;

(i)	the director was employed by the Company or any of its direct or indirect subsidiaries;

(ii)	an immediate family member of the director was employed by the Company as an executive officer;

(iii)
the director received more than $100,000 per year in compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior services, provided such compensation is not contingent in any way on continued service;

(iv)
an immediate family member received more than $100,000 per year in compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior services, provided such compensation is not contingent in any way on continued service, and provided that compensation received by an immediate family member for service as a non-executive employee of the Company need not be considered in determining independence;

(v)	the director was affiliated with or employed by a present or former internal or external auditor of the Company;

(vi)	an immediate family member of the director was affiliated with or employed in a professional capacity by a present or former internal or external auditor of the Company;

(vii)	the director was employed as an executive officer of another company where any of the Company’s present executives serve on such other company’s compensation committee;

(viii)	an immediate family member of the director was employed as an executive officer of another company where any of the Company’s current executives serve on such other company’s compensation committee;

(ix)
the director was an executive officer or an employee of a company that made payments to or received payments from the Company for property or services in an amount which, in any single fiscal year, exceeded the greater of $1 million or 2% of such other company’s consolidated gross revenues; or

(x)
an immediate family member of the director was an executive officer of a company that made payments to or received payments from the Company for property or services in an amount which, in any single fiscal year, exceeded the greater of $1 million or 2% of such other company’s consolidated gross revenues.

2.    Audit Committee members may not have any direct or indirect financial relationship whatsoever with the Company other than as directors. Audit committee members may receive directors’ fees, in the form of cash, stock, stock units, stock options or other in-kind consideration ordinarily available to directors, as well as regular benefits that other directors receive; however, audit committee members may not accept, directly or indirectly, any consulting, advisory or other compensatory fee from the Company or any of its direct or indirect subsidiaries or be affiliated with the Company or any of its direct or indirect subsidiaries.
3.    The following commercial or not for profit relationships will not be considered to be material relationships that would impair a director’s independence:
(i)    if a director of the Company is an executive officer of another company, or an attorney of a law firm, that in either case does business with the Company and the annual payments to or from the Company are less than one percent of the annual revenues of such other company or law firm;
(ii)    if a director of the Company is an executive officer of another company, or an attorney of a law firm, that in either case is indebted to the Company, or to which the Company is indebted, and the total amount of such entity’s indebtedness to the other is less than one percent of the total consolidated assets of such other company or law firm;
(iii)    if a director of the Company serves as an officer, director or trustee of a not for profit organization, and the Company’s or its affiliates’ discretionary charitable contributions to the organization, in the aggregate, are less than one percent (or $50,000, whichever is greater) of that organization’s latest publicly available operating budget; and
(iv)    if a director of the Company made payments to or received payments from entities in which the Company’s directors or executive officers own less than a majority interest and have no managerial control, for property or services, in an amount which, in any single fiscal year, is less than the greater of $200,000 or 2% of such other company’s consolidated gross revenues.
Annually, the Board will review all commercial and charitable relationships of Directors. Whether Directors meet these categorical independence tests will be reviewed and will be made public annually prior to their standing for re-election to the board.
4.    For relationships not covered by the guidelines in paragraph 3, above, the determination of whether the relationship is material or not, and therefore whether the director would be independent or not, shall be made by the directors who satisfy the independence guidelines set forth in paragraphs 1 and 3, above. The Company would explain in the next proxy statement the basis for any Board determination that a relationship is immaterial despite the fact that it does not meet the categorical standards of immateriality set forth in paragraph 3, above.
5.    The Company will not make any personal loans or extensions of credit to directors or executive officers.
6.    To help maintain the independence of the Board, all Directors are required to deal at arm’s length with the Company and its direct and indirect subsidiaries and to disclose circumstances material to the Director that might be perceived as a conflict of interest.